Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

BNC Bancorp

Thomasville, North Carolina

We consent to the incorporation by reference in this Registration Statement on Form S-4 of BNC Bancorp of our report dated March 8, 2006, related to the audit of the consolidated financial statements of BNC Bancorp as of and for the year ended December 31, 2005, which report is included in the December 31, 2005 Annual Report on Form 10-K of BNC Bancorp and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cherry, Bekaert & Holland, L.L.P.

Charlotte, North Carolina

May 4, 2006